UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 4, 2006

Date of Report (Date of earliest event reported)

VALERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51768	13-4119931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

(609) 235-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Revised Research and Development Proposal (the “Proposal”) dated April 27, 2005, between Valera Pharmaceuticals, Inc. (the “Company) and Poly-Med, Inc. (“Poly-Med”), and the Advanced Development and Pilot Production Outline (the “Outline”) issued by the Company and Poly-Med on March 24, 2006 and revised on April 10, 2006, relating to the development of an absorbable endoureteral stent, on December 4, 2006, the Company and Poly-Med entered into a Letter Agreement (the “Letter Agreement”) pursuant to which they agreed to engage in exclusive negotiations to enter into an agreement (the “License and Supply Agreement”) providing the Company with an exclusive license to use and sell the endoureteral stent in exchange for certain royalty payments. The License and Supply Agreement will also set forth the terms under which Poly-Med will manufacture and supply the Company with the endoureteral stent. The exclusivity period contemplated by the Letter Agreement expires June 30, 2007.

A copy of the Proposal is attached hereto as Exhibit 10.1, a copy of the Outline is attached hereto as Exhibit 10.2 and a copy of the Letter Agreement is attached hereto as Exhibit 10.3. Each of the foregoing agreements is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Revised Research and Development Proposal dated April 27, 2005, between Valera Pharmaceuticals, Inc. and Poly-Med, Inc.

10.2	Advanced Development and Pilot Production Outline issued by the Company and Poly-Med on March 24, 2006 and revised on April 10, 2006.

10.3	Letter Agreement dated December 4, 2006, between Valera Pharmaceuticals, Inc. and Poly-Med, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by is behalf by the undersigned hereunto duly authorized.

VALERA PHARMACEUTICALS, INC.

Date: December 11, 2006	By:	/s/ Andrew T. Drechsler
Andrew T. Drechsler
Chief Financial Officer

Exhibit Index

(d)	Exhibits

10.1	Revised Research and Development Proposal dated April 27, 2005, between Valera Pharmaceuticals, Inc. and Poly-Med, Inc.

10.2	Advanced Development and Pilot Production Outline issued by the Company and Poly-Med on March 24, 2006 and revised on April 10, 2006.

10.3	Letter Agreement dated December 4, 2006, between Valera Pharmaceuticals, Inc. and Poly-Med, Inc.